As filed with the Securities and Exchange Commission on January 10, 1997

                          Registration No.333-17321
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 AMENDMENT NO.1
                                   TO FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                  BIOTIME, INC.
               (Exact name of Registrant as specified in charter)

             California                                  94-3127919
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                  Identification Number)

                                                  Paul E. Segall, President
            935 Pardee Street                            BioTime, Inc.
          Berkeley, California 94710                  935 Pardee Street
             (510) 845-9535                       Berkeley, California 94710
         (Address, including zip code,                  (510) 845-9535
   and telephone  number,  including area,     (Name,  address, including zip
      code, of Registrant's principal            code, and telephone number,
         executive offices)                     including area code, of agent
                                                        of service)

                            -------------------------
Copies of all communications, including all communications sent to the agent for service, should be sent to:
                             RICHARD S. SOROKO, ESQ.
                   Lippenberger, Thompson, Welch & Soroko LLP
                        250 Montgomery Street, Suite 500
                         San Francisco, California 94104
                               Tel. (415) 421-5300
                            -------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                   CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                                                          Proposed
                                          Amount               Proposed              Maximum              Amount of
 Title of Each Class of Securities        to be            Maximum Offering         Aggregate           Registration
  to be Registered                      Registered         Price Per Unit(1)     Offering Price(1)           Fee
---------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value(2)             283,109               $19.25            $5,449,848.30          $1,750.00(7)
---------------------------------------------------------------------------------------------------------------------------
Common Share Purchase Rights             2,831,084                 --                    --                   --
---------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value(3)              29,013               $ 7.81             $ 226,591.53           $  68.66(5)
---------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value(4)              76,000               $ 7.18             $ 545,680.00           $ 165.36(6)
---------------------------------------------------------------------------------------------------------------------------
Warrants to Purchase Common Shares          76,000                  --                   --                   --
---------------------------------------------------------------------------------------------------------------------------
Total Registration Fee.....................................................................................$1,984.02(7)
===========================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.
(2)  Issuable upon exercise of the Common Share Purchase Rights.
(3)  Issued upon exercise of certain Warrants.
(4)  Issuable upon exercise of certain Warrants.
(5)  Previously paid with Registration Statement 33-44549.
(6)  Previously paid with Registration Statement 33-48717.
(7)  Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429, the Prospectus included as a part of this Registration Statement also relates to Registration Statements 33-44549 and 33-48717.

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


PROSPECTUS
                                  BIOTIME, INC.

                              283,109 COMMON SHARES

                Issuable Upon the Exercise of Subscription Rights

                              --------------------

BioTime, Inc. (the "Company" or "BioTime") is issuing to its shareholders of record, including beneficial owners of shares held in the name of Cede & Co. as nominee for The Depository Trust Company or in the name of any other depository or nominee ("Record Date Shareholders"), as of the close of business on December 27, 1996 (the "Record Date") rights ("Rights") entitling the holders thereof to subscribe for and purchase up to an aggregate of 283,109 common shares, no par value ("Common Shares"), of the Company at a price of $20.00 per share (the "Subscription Price"). Each Record Date Shareholder will receive one Right for each Common Share owned on the Record Date, and will be entitled to subscribe for and purchase from the Company one new Common Share for every ten rights held (the "Primary Subscription"). Record Date Shareholders who fully exercise their Rights will be entitled to the additional privilege of subscribing for and purchasing, subject to certain limitations and subject to allocation, any Common Shares not acquired by other holders of Rights through the exercise of such Rights (the "Over-Subscription Privilege").

     The Offer provides the Company with the opportunity to raise additional capital without diluting the ownership interests of existing shareholders who exercise their Rights, and without paying underwriting commissions and expenses. Shareholders who exercise their Rights in the Offer will be able to purchase shares at a price below market, without incurring broker's commissions, and will be able to maintain their prorata share of the Company's equity.

     THE OFFER, WHICH INCLUDES THE PRIMARY SUBSCRIPTION AND THE OVER SUBSCRIPTION PRIVILEGE, WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON FEBRUARY 4, 1997 (the "Expiration Date"). Record Date Shareholders who do not fully exercise their Rights should expect, upon completion of the Offer, to own a smaller proportional interest in the Company than before the Offer.

     This Prospectus also relates to 105,013 Common Shares issued or issuable upon the exercise of certain warrants. See "Warrants."

     The Common Shares are authorized for trading on the Nasdaq Small Cap Market ("Nasdaq") under the symbol BTIM and are listed for trading on the Boston Stock Exchange under the symbol BTM. The Rights will be transferable and are approved for trading on Nasdaq under the symbol BTIMR.

     The Company announced the Offer on December 5, 1996. The last reported sale prices of a Common Share on Nasdaq on December 5, 1996 and on January 9, 1997 were $21.00 and $26.50, respectively.

                             -----------------------

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS."
                            -----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================

                                 Price to              Proceeds to the
                                the Public               Company (1)
--------------------------------------------------------------------------------
Per Share................... $ 20.00                  $ 20.00
--------------------------------------------------------------------------------
Total (2)................... $ 5,662,180              $ 5,662,180
================================================================================

(1) Before deducting expenses of the Offering which are estimated to be $123,000. No underwriting discounts or commissions will be paid.

(2) Assumes all of the Rights are exercised. Does not include any proceeds that may be received by the Company upon the exercise of certain warrants.

                 The date of this Prospectus is January 10, 1997

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., at its New York Regional Office at 7 World Trade Center, Suite 1300, New York, New York, 10048, and at its Chicago Regional Office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

     The Commission maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     The Common Shares of the Company are listed on the Boston Stock Exchange. Reports, proxy and information statements, and other information concerning the Company can be inspected at such Exchange.


     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, COMMON SHARES IN ANY JURISDICTION OR TO ANY PERSON IF IT IS UNLAWFUL TO DO SO.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus or in the documents incorporated by reference into this Prospectus.

                                   The Company

     BioTime, Inc. ("BioTime" or the "Company") is a development stage company engaged in the research and development of aqueous based synthetic solutions that can be used as plasma expanders, blood substitutes during hypothermic (low temperature) surgery, and organ preservation solutions. These products are intended for several important medical applications, including: the emergency treatment of blood loss due to traumatic injury or during surgery; cardio-pulmonary bypass surgery; the replacement of very large volumes of a patient's blood during cardiac surgery and neurosurgery that involve lowering the patient's body temperature to hypothermic levels; the preservation of body organs and tissues awaiting transplant; cancer treatment; and other biomedical applications. Because the Company's solutions are synthetic, rather than human blood by-products, use of the solutions would not pose the risk of transmitting AIDS, hepatitis or other blood borne infectious diseases, and would not have to be matched to a patient's blood type.

     The Company's first two blood volume replacement products are Hextend(R) and PentaLyte.TM Hextend and PentaLyte are composed of different hydroxyethyl starches, but include the same electrolytes, sugar and buffer. Hextend is presently being tested in clinical studies to treat hypovolemia (loss of blood volume) during surgery, while the Company is continuing to gather pharmacological data on PentaLyte through laboratory studies. The Company believes that a solution that sustains the patient's fluid volume and physiological balance, thereby maintaining tissue and organ function, can reduce or eliminate the need for supplemental whole blood and blood plasma. Based upon the results of its laboratory research, the Company has determined that in many emergency care and surgical applications it is not necessary for the solution to include special oxygen carrying molecules to replace red blood cells. Therefore, the Company has devoted its efforts to the development of formulations that do not rely upon the use of recombinant DNA or other complex technologies to synthesize and assimilate into solution costly and potentially toxic oxygen carrying molecules such as hemoglobin and perfluorocarbons.

     The Company is presently conducting a Phase III clinical trial of Hextend. The clinical trial will involve approximately 150 patients and is designed to test whether the use of Hextend can improve patient outcomes by maintaining organ perfusion and preventing the adverse effects of hypovolemia (loss of blood volume) during surgery. Hextend will be tested in a variety of surgical procedures that often involve a large amount of blood loss, such as orthopedic, gynecologic, urologic and gastro-intestinal surgery. The trials began during October 1996 and are being conducted at the Duke University Medical Center in Durham, North Carolina and at Mt. Sinai Hospital and Mt. Sinai School of Medicine in New York, New York. The trials are proceeding in accordance with the Company's expectations. Although BioTime has conducted pharmacology and toxicology testing of Hextend, and has compiled a significant amount of data demonstrating the safety and efficacy of Hextend in laboratory testing using animal subjects, the outcome of human trials cannot be predicted with certainty.



     If the clinical trials of Hextend are successful, the Company will have to prepare a New Drug Application for Food and Drug Administration ("FDA") approval to manufacture and market the new product. In order to complete a New Drug Application, the Company will have to obtain the means of producing Hextend in compliance with FDA "good manufacturing practices."

     To address its anticipated need for manufacturing and marketing resources, BioTime is presently negotiating with major pharmaceutical companies that, based upon their current product lines and resources, will be able to manufacture and market BioTime's products if and when the necessary regulatory approvals are obtained. In regard to these negotiations, BioTime and the representatives of a major pharmaceutical company are approaching agreement on the general terms of a manufacturing and marketing arrangement for certain BioTime products.

     The Company was incorporated under the laws of the State of California on November 30, 1990. The Company's principal office is located at 935 Pardee Street, Berkeley, California 94710. Its telephone number at such office is (510) 845-9535.

                                  The Offering

Securities Offered................................ The Company is issuing to its shareholders of record, including beneficial owners of shares held in the name of Cede & Co. as nominee for The Depository Trust Company or in the name of any other depository or nominee ("Record Date Shareholders"), as of the close of business on December 27, 1996 (the "Record Date") rights ("Rights") entitling the holders thereof to subscribe for and purchase up to an aggregate of 283,109 common shares, no par value ("Common Shares"), of the Company. Each Record Date Shareholder will receive one Right for each Common Share owned on the Record Date, and will be entitled to subscribe for and purchase from the Company one new Common Share for every ten Rights held (the "Primary Subscription"). The Rights may be exercised at any time during the Subscription Period, which commences on January 10, 1997 and ends at 5:00 p.m.New York time on February 4, 1997 (the "Expiration Date").

Subscription Price.............................. The   subscription  price  per
                         Common  Share  (the   "Subscription   Price")  will  be
                         $20.00.


Over-Subscription
Privilege......................................... Record Date  Shareholders who
                         fully exercise their Rights will be entitled to the additional privilege of subscribing for and purchasing, subject to certain limitations and subject to allocation, any Common Shares not acquired by other holders of Rights through the exercise of such Rights (the "Over-Subscription Privilege"). See "The Offer--Over- Subscription Privilege"


How to Exercise Rights  ........................ The Rights will be evidenced by
                         Subscription Certificates, which will be distributed distributed to Record Date Shareholders, and may be exercised by completing the Subscription Certificate and delivering it, together with payment of the Subscription Price, to the Subscription Agent, American Stock Transfer & Trust Company, 40 Wall Street, New
                         York, New York 10005. Payment may be made either by check drawn on a United States bank, or by notice of guaranteed delivery (as explained under "The Offer-- Payment for Shares"). Rights must be exercised no later than the Expiration Date. Rights holders may not rescind a purchase after exercising their Rights.

Sale   of   Rights     ..........................................The Rights are
                         transferable until the last Business Day prior to the Expiration Date. A Business Day is a day on which Nasdaq trades. The Rights are authorized for trading on Nasdaq.Trading of the Rights will be conducted on a regular-way basis from January 14, 1997 through the last Business Day prior to the Expiration Date. Any commissions in connection with the sale of Rights will be paid by the selling Rights holder. The Company and the Subscription Agent cannot assure that a market for the Rights will develop, or the prices at which Rights may be sold if a market does develop.

Foreign Restrictions..............................Subscription Certificates will not be mailed to Record Date Shareholders whose addresses of record are outside the United States ("Foreign Record Date Shareholders"). The Rights to which such Subscription Certificates relate will be held by the Subscription Agent for such Foreign Record Date Shareholders' accounts until instructions are received to exercise, sell or transfer the Rights. If no instructions are received by 5:00p.m., New York time on January 30, 1997 (three Business Days prior to the Expiration Date), the Subscription Agent will use its best efforts to sell the Rights of such Foreign Record Date Shareholders. The net proceeds, if any, from such a sale will be remitted to the Foreign Record Date Shareholders on a pro rata basis. See "The Offer--Foreign Shareholders."


Important Dates to
Remember.................................Record Date:          December 27, 1996
                                         Expiration Date:       February 4, 1997


Amendment, Extension or
Termination of the Offer..............................The  Company  reserves the right, in its sole discretion, to:(a)terminate the Offer prior to delivery of the Common Shares for which Rights holders have subscribed pursuant to the exercise of Rights in the Primary Subscription or the Oversubscription Privilege; (b) extend the Termination Date to a later date; (c) change the Record Date prior to the distribution of the Rights to shareholders; or
                         (d) amend or modify the terms of the Offer.

Risk Factors.........................................An investment in the Common
                         Shares involves a high degree of risk. The Common Shares should be purchased only by investors who can afford the loss of their entire investment. See "Risk Factors."


Use of Proceeds............................................ To finance Phase III clinical trials of Hextend; to finance further research and development of Hextend, Pentalyte and other BioTime products; and for working capital. See "Use Of Proceeds."


Nasdaq Symbol.......................................The Common Shares are traded under the symbol "BTIM" and the Rights are authorized for trading under the symbol "BTIMR."


Boston Stock Exchange Symbol........................The Common Shares are traded under the symbol "BTM."


Trade Marks..........................................Hextend(R) and PentaLyteTM
                         are trademarks of BioTime.

                                  RISK FACTORS

     AN INVESTMENT IN THE COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. THE COMMON SHARES SHOULD BE PURCHASED ONLY BY INVESTORS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. BEFORE DECIDING TO PURCHASE ANY OF THE COMMON SHARES OFFERED HEREBY, PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS, AMONG OTHERS SET FORTH HEREIN, WHICH COULD MATERIALLY ADVERSELY AFFECT THE PROPOSED OPERATIONS AND PROSPECTS OF THE COMPANY AND THE VALUE OF AN INVESTMENT IN THE COMPANY.

Development Stage Company

     The Company is in the development stage, and, to date, has been principally engaged in research and development activities. The Company has not generated a significant amount of operating revenue and at September 30, 1996, the Company had incurred operating losses of $8,782,827 since inception. The Company has incurred additional losses since that date, and as a result of the developmental nature of its business can be expected to sustain substantial additional operating losses. The likelihood of the success of the Company must be considered in light of the expenses, difficulties and delays frequently encountered by a business engaged in the research, development, production and marketing of new products and technologies utilizing new and unproven methods and which may require many years and substantial expenditures to complete. There can be no assurance that the Company will be successful in developing, manufacturing or marketing (directly or through third parties) any products or technology. Even if the Company is able to successfully develop new products or technologies, there can be no assurance that the Company will generate sufficient revenues from the sale or licensing of such products and technologies to be profitable.

No Assurance of Exercise of Rights; Additional Financing Required

     The number of Rights that will be exercised by Rights holders in the Offer cannot be presently determined. Accordingly, the amount of proceeds to the Company from the Offer is uncertain. Officers, directors and certain financial consultants of the Company, who own in the aggregate 607,330 Common Shares, have informed the Company that they intend to exercise the Rights distributed to them, provided that they can obtain sufficient financing for such purpose, but they are not legally bound to do so.

     The Company believes that, if all of the Rights are exercised (which cannot be assured), the proceeds from the Offer and its cash on hand will be sufficient to permit the Company to continue in operation for approximately 24 months. Additional financing may be required for continued research and product development, additional clinical trials of new products, and production and marketing of Hextend and any other Company products that may be approved by the FDA or foreign regulatory authorities. Because of the developmental nature of the Company's business, it is highly unlikely that in the near future the Company will be able to generate internally the funds necessary to carry on its planned operations. It often takes many months for the FDA to complete its review of a New Drug Application after clinical trials are complete and it can take several months for a pharmaceutical company to introduce a new drug to the market. Therefore, the Company will need to raise capital from time to time to meet its operating expenses until such time as it is able to generate sufficient revenues from product sales or royalties. There can be no assurance that the Company will be able to raise additional funds on favorable terms or at all, or that such funds, if raised, will be sufficient to permit the Company to develop and market its products. Unless the Company is able to raise additional funds when needed, it is likely that it will be unable to continue its planned activities, notwithstanding the progress of its research and development projects.

Uncertainty as to Results of Research and Development; Unproven Products

     The Company's business involves the attempt to develop new medical products and technologies. Such experimentation is inherently costly, time consuming and uncertain as to its results. If the Company is successful in developing a new technology or product, refinement of the new technology or product and definition of the practical applications and limitations of the technology or product may take years and require the expenditure of large sums of money. From the date of the Company's inception through September 30, 1996, the Company spent $5,205,194 on research and development, and the Company expects to continue to incur substantial research and development expenses. Clinical testing of Hextend must be successfully completed and governmental approval must be obtained prior to commercialization, and the Company's other plasma expander, blood substitute and organ preservation solutions will require significant laboratory testing and development before applications for permission to commence clinical testing can be filed with the FDA. There can be no assurance that the Company's products will prove to be safe and efficacious in clinical trials, be produced in commercial quantities at reasonable prices, or be successfully marketed.

Uncertainty as to Human Application of Products

     Clinical trials of Hextend in human patients have only recently begun, and the Company's other experimental products and technologies have not been applied in human medicine and have only been used in laboratory studies on animals. There is no assurance that the Company will be successful in developing products and technologies for human medical procedures.

Uncertainty of Future Sales

     The Company's ability to generate substantial operating revenue depends upon its success in developing and marketing its plasma expander, blood substitute, and organ preservation products. Due to the high degree of risk associated with the application of new technologies and products in the field of human medicine, the acceptance of the Company's products and technologies by the medical profession may take time to develop. There can be no assurance that any products that receive FDA or foreign regulatory approval will be successfully marketed or that the Company will receive sufficient revenues from product sales to meet its operating expenses.

FDA and Other Regulatory Approvals Required

     Preclinical and clinical trials and manufacturing and marketing of BioTime's medical products will be subject to the rigorous testing and approval processes of the FDA and corresponding foreign regulatory authorities. The regulatory process, which includes preclinical, clinical and post-clinical testing of each product to establish its safety and efficacy, can take several years to complete and require the expenditure of substantial time and funds.
Data obtained from preclinical and clinical activities are susceptible to varying interpretations which could delay, limit or prevent FDA regulatory approval. In addition, delays or rejections may be encountered as a result of changes in FDA policy during the period of product development and FDA regulatory review of each submitted new product application. Similar delays may also be encountered in foreign countries. There can be no assurance that, even after substantial expenditures of time and money, regulatory approval will be obtained for any products developed by the Company. Moreover, even if regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which the product may be marketed. After regulatory approval is obtained, the approved product, the manufacturer and the manufacturing facilities are subject to continual review and periodic inspections, and a later discovery of previously unknown problems with a product, manufacturer or facility may result in restrictions on such product or manufacturer, including withdrawal of the product from the market. Failure to comply with the applicable regulatory requirements can, among other things, result in fines, suspensions of regulatory approvals, product recalls, operating restrictions and criminal prosecution. Additional government regulation may be established which could prevent or delay regulatory approval of the Company's products.

Availability of Raw Materials

     Although most ingredients in the products being developed by the Company are readily obtainable from multiple sources, the Company knows of only a few manufacturers of the hydroxyethyl starches that serve as the active ingredient in Hextend and PentaLyte. Accordingly, the Company and pharmaceutical companies that may produce BioTime products under a license may face shortages of supply of the raw materials necessary to manufacture one or more of its products.

Absence of Manufacturing and Marketing Capabilities

     In order to obtain FDA approval for the sale of Hextend and other products, the Company will be required to conduct a portion of its clinical trials using solutions manufactured under "good manufacturing practices" required by the FDA. If any of the Company's products receive FDA approval, such products will then have to be manufactured in compliance with applicable federal and state regulatory requirements, in commercial quantities and at an acceptable cost and with sufficient stability to withstand the distribution process. The Company presently does not have adequate facilities or resources to manufacture its products in commercial quantities or in compliance with FDA standards. Accordingly, the Company plans to enter into arrangements with one or more pharmaceutical companies for the production and marketing of the Company's products. The limited number of manufacturers capable of providing hydroxyethyl starch, and the limited financial resources of the Company, could affect the terms that Company may obtain for licensing its products. If such arrangements cannot be made on acceptable terms, the Company would then be required to construct or acquire its own manufacturing facilities and establish its own marketing organization, which would entail significant expenditures of time and money. No assurance can be given that the Company will be successful in the establishment of contractual relationships with pharmaceutical companies for the manufacture and marketing of the Company's products, or, alternatively, in obtaining sufficient capital for the establishment of its own manufacturing and marketing capabilities.

Competition

     There are other companies and academic institutions that are seeking, or may seek, to develop products that may be competitive with the Company's proposed products. Many of these competitors have substantially greater financial, technical, research, clinical, production and marketing resources than the Company. The Company's competitors may succeed in developing products that are safer or more effective than those of the Company or that obtain FDA approval in less time than the Company's products. Developments by others could render the Company's products and technologies obsolete or noncompetitive.

Uncertainty of Patent Protection

     The Company has obtained patents in the United States, and has filed patent applications in certain foreign countries, for certain products, including Hextend and PentaLyte. No assurance can be given that any foreign patents will be issued to the Company, or that, if issued, those patents and the Company's United States patents will provide the Company with meaningful patent protection, or that others will not successfully challenge the validity or enforceability of any patent issued to the Company. The costs required to uphold the validity and prevent infringement of any patent issued to the Company could be substantial, and the Company might not have the resources available to defend its patent rights.

Uncertainty of Health Care Reimbursement and Reform

     The Company's ability to successfully commercialize its products may depend in part on the extent to which reimbursement for the cost of such products and related treatment will be available from government health administration authorities, private health coverage insurers and other organizations. Significant uncertainty exists as to the pricing, availability of distribution channels and reimbursement status of newly approved health care products and there can be no assurance that adequate third party coverage will be available to enable the Company to maintain price levels sufficient for realization of an appropriate return on its investment in product development. In certain foreign markets, pricing or profitability of health care products is subject to government control. In the United States, there have been a number of federal and state proposals to implement similar government controls, and new proposals are likely to be made in the future.

Potential Disputes Over Ownership of Technology

     Because certain officers and directors of the Company were employees of Cryomedical Sciences, Inc. ("CMSI") prior to founding the Company, it is possible that CMSI might claim an ownership interest in products and technologies developed by the Company based upon the scope of research conducted by such persons while they were employed by CMSI, or based upon the terms of certain agreements between such scientists and CMSI with respect to the ownership of technology and products. To date, no such claims have been asserted against the Company by CMSI. CMSI holds patents with respect to certain low temperature blood substitute solutions. No assurance can be given that CMSI will not claim that the Company's products infringe upon CMSI's patents. The Company has obtained a non-exclusive license to use certain experimental low temperature blood substitute solutions developed by CMSI. The license is not assignable or transferable and is subject to termination under certain circumstances, including a sale of control of the Company. However, the Company is no longer using, and does not intend to pursue the commercialization of, the CMSI solutions.

Dependence Upon Key Personnel

     The Company depends to a considerable degree on the continued services of Dr. Paul Segall, Dr. Hal Sternberg and Dr. Harold Waitz. Although the Company maintains key man life insurance in the amount of $1,000,000 on the life of Dr. Segall, the loss of the services of any of these individuals could have a material adverse effect on the Company. In addition, the success of the Company will depend, among other factors, upon successful recruitment and retention of additional highly skilled and experienced management and technical personnel.

No Dividends

     The Company has not paid any dividends on its Common Shares. For the foreseeable future it is anticipated that earnings, if any, which may be generated from the Company's proposed operations will be used to finance the growth of the Company and that cash dividends will not be paid to holders of Common Shares.

Possible Volatility of Market for Common Shares

     The Common Shares are traded on Nasdaq and on the Boston Stock Exchange. The market price of the Common Shares, like that of the common stock of many biotechnology companies, has been highly volatile. The price of such securities may rise rapidly in response to certain events, such as the commencement of clinical trials of an experimental new drug, even though the outcome of those trials and the likelihood of ultimate FDA approval remains uncertain. Similarly, prices of such securities may fall rapidly if unfavorable results are encountered in clinical trials or if FDA approval is not obtained or is delayed. In the event that the Company achieves earnings from the sale of products, securities analysts may begin predicting quarterly earnings. The failure of the Company's earnings to meet analysts' expectations could result in a significant rapid decline in the market price of the Company's Common Shares. In addition, the stock market has experienced and continues to experience extreme price and volume fluctuations which have affected the market price of the equity securities of many biotechnology companies and which have often been unrelated to the operating performance of these companies. Such broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Common Shares.

Requirements for Continued Listing of Securities on Nasdaq

     The Company's Common Shares are traded on Nasdaq and on the Boston Stock Exchange. Both Nasdaq and the Boston Stock Exchange have adopted rules that establish criteria for initial and continued listing of securities. Under the Nasdaq rules for continued listing, a company must maintain at least $2,000,000 in total assets, at least $1,000,000 in net worth and a minimum bid price of $1.00 per share. The NASD has proposed new rules for continued Nasdaq listing that, if adopted, would require a Nasdaq listed company to maintain net tangible assets of at least $2,000,000, or a market capitalization of at least $35,000,000, or to have earned net income of at least $500,000 during two of the last three years. Under the proposed new rules, a listed company would also have to maintain a public float of at least 500,000 shares with a market value of at least $1,000,000, and a minimum bid price of $1.00 per share. There is no assurance that future losses from operations will not cause the Company's total assets, net worth, net tangible assets, or market capitalization to decline below the current or proposed criteria in the future. If the Common Shares are delisted by Nasdaq, trading in the Common Shares would thereafter be conducted on the Boston Stock Exchange and in the over-the-counter market on an electronic bulletin board established for securities that do not meet the Nasdaq listing requirements. The Common Shares could also be delisted on the Boston Stock Exchange if the Company fails to maintain $1,000,000 in total assets and $500,000 in shareholders' equity. As a result, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Common Shares.

     In addition, if the Common Shares were delisted from Nasdaq, they would be subject to the so-called penny stock rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or individual annual income exceeding $200,000, or joint annual income with a spouse exceeding $300,000). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser's written consent to the transaction prior to sale. Consequently, delisting, if it occurred, could affect the ability of shareholders to sell their Common Shares in the secondary market.

     The Securities and Exchange Commission (the "Commission") has adopted regulations that define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     Boston Stock Exchange and Nasdaq listed securities are exempt from the definition of "penny stock" for most purposes, except that transactions in a Nasdaq-listed security having a market price of less than $5.00 per share are exempt from all but the sole market-maker provision only for (i) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor, and (iii) transactions that are not recommended by the broker-dealer. In addition, transactions in a Nasdaq listed security directly with a Nasdaq market-maker for such securities would be subject only to the sole market-maker disclosure, and the disclosure with respect to commissions to be paid to the broker-dealer and the registered representative.

     Finally, all Nasdaq-listed securities would be exempt if Nasdaq raised its requirements for continued listing so that any issuer with less than $2,000,000 in net tangible assets or shareholders' equity would be subject to delisting. These criteria are more stringent than the current Nasdaq maintenance requirements.

Shares Eligible for Future Sale

     Sale of substantial additional amounts of Common Shares in the public market could have an adverse effect on the price of the Common Shares. The Company had 2,831,084 Common Shares issued and outstanding on December 27, 1996, of which 2,243,122 shares are presently freely transferable without restriction under the Securities Act of 1933, as amended (the "Act"). In addition, the Common Shares issued upon the exercise of the Rights will also be freely transferable without restriction under the Act. Of the remaining 587,962 Common Shares outstanding at such date, 29,013 shares are being offered for sale under this prospectus (See "Warrants"), and 558,949 Common Shares are eligible for sale under Rule 144 under the Act. The additional 76,000 shares issuable upon the exercise of certain warrants described in this prospectus under "Warrants" will also be freely tradeable.

Broad Discretion on Use of Proceeds

     Management of the Company will have broad discretion in determining the use to which the net proceeds of the Offer will be put.

                                    THE OFFER

Terms of the Offer

     The Company is issuing to Record Date Shareholders Rights to subscribe for Common Shares. Each Record Date Shareholder will be issued one transferable Right for each Common Share owned on the Record Date. No fractional Rights will be issued. The Rights entitle the holders thereof to acquire at the Subscription Price one Share for each ten Rights held. Any Record Date Shareholder who is issued fewer than ten Rights may subscribe, at the Subscription Price, for one full Share. The Rights are evidenced by Subscription Certificates which will be mailed to Record Date Shareholders other than Record Date Shareholders whose record addresses are outside the United States (including the District of Columbia, U.S. territories and possessions) ("Foreign Record Date Shareholders").

     Completed Subscription Certificates may be delivered to the Subscription Agent at any time during the Subscription Period, which commences on the date of this Prospectus and ends at 5:00p.m., New York City time, on February 4, 1997, (the "Expiration Date"). All Rights may be exercised immediately upon receipt and until 5:00 p.m. on the Expiration Date.

     Any Record Date Shareholder who fully exercises all Rights initially issued to him (other than those Rights which cannot be exercised because they represent the right to acquire less than one Common Share) is entitled to subscribe for Common Shares which were not otherwise subscribed for by other Rights holders in the Primary Subscription (the "Over-Subscription Privilege"). Record Date
Shareholders such as broker-dealers, banks, and other professional intermediaries who hold shares on behalf of clients, may participate in the Over-Subscription Privilege for a client if the client fully exercises all Rights attributable to him. For purposes of determining the maximum number of Shares a Rights holder may acquire pursuant to the Offer, broker-dealers whose Common Shares are held of record by Cede & Co. ("Cede") or by any other depository or nominee will be deemed to be the holders of the Rights that are issued to Cede or such other depository or nominee on their behalf. Common Shares acquired pursuant to the Over-Subscription Privilege may be subject to allotment, which is more fully discussed below under "Over-Subscription Privilege".

     Rights will be evidenced by Subscription Certificates (see Appendix A) and may be exercised by completing a Subscription Certificate and delivering it, together with payment, either by means of a notice of guaranteed delivery or a check, to the Subscription Agent. The method by which Rights may be exercised and Shares paid for is described below in "Exercise of Rights" and "Payment for Shares". A Rights holder who exercises Rights will have no right to rescind a purchase after the Subscription Agent has received payment. See "Payment of Shares" below. Common Shares issued pursuant to an exercise of Rights will be authorized for trading on Nasdaq and will be listed on the Boston Stock Exchange.

     The Rights are transferable until the Expiration Date and have been admitted for trading on Nasdaq. Assuming a market for the Rights develops, the Rights may be purchased and sold through usual brokerage channels. Although no assurance can be given that a market for the Rights will develop, trading in the Rights may be conducted until and including the close of trading on the last Business Day prior to the Expiration Date. The method by which Rights may be transferred is set forth below in "Sale of Rights". Because fractional shares will not be issued, Record Date shareholders who receive fewer than ten Rights will be entitled to purchase one Common Share. Record Date Shareholders who, after exercising their Rights, are left with fewer than ten Rights, will be unable to exercise such remaining Rights and will not be entitled to receive any cash from the Company in lieu of such remaining Rights.

     The Rights issued to Foreign Record Date Shareholders will be held by the Subscription Agent for such shareholders' accounts until instructions are received to exercise (if permissible under applicable foreign or state securities laws), sell, or transfer the Rights. If no instructions have been received by 12:00 noon, New York City time, three Business Days prior to the Expiration Date, the Subscription Agent will use its best efforts to sell the Rights of those Foreign Record Date Shareholders on Nasdaq. The net proceeds from the sale of those Rights will be remitted to the Foreign Record Date Shareholders. See "Sale of Rights".

     Officers, directors, and certain financial consultants of the Company who own, in the aggregate 607,330 Common Shares, have informed the Company that they intend to purchase in the Primary Subscription up to 60,733 Common Shares through the exercise of Rights distributed to them in the Offer, provided that suitable financial arrangements can be made, but they are not legally bound to do so. Any Common Shares so acquired by officers, directors and other persons who are "affiliates" of the Company, as that term is defined under the Securities Act of 1933, as amended (the "Securities Act"), may only be sold in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act. In general, under Rule 144, as currently in effect, an "affiliate" of the Company is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then-outstanding Common Shares or the average weekly reported trading volume of the Common Shares during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain restrictions on the manner of sale, to notice requirements and to the availability of current public information about the Company.

Purpose of the Offer

     The Board of Directors of the Company has determined that it is necessary for the Company to raise additional capital at this time to finance its operations, including the costs of conducting its Phase III clinical trials of Hextend, other costs associated with seeking FDA approval of Hextend, continued research and product development, and general and administrative expenses. The Offer provides the Company with the opportunity to raise additional capital without diluting the ownership interests of existing shareholders who exercise their Rights, and without paying underwriting commissions and expenses. Shareholders who exercise their Rights in the Offer will be able to purchase shares at a price below market, without incurring broker's commissions, and will be able to maintain their prorata share of the Company's equity. The distribution of the Rights to Record Date Shareholders will also afford those Record Date Shareholders who choose not to exercise their Rights the potential of receiving a cash payment upon the sale of such Rights. Therefore, the receipt of Rights by Record Date Shareholders who chose not to exercise their Rights may be viewed as compensation for the possible dilution of their interest in the Company.

     The Company considered other financing alternatives, including a private placement or an overseas sale of newly issued shares. Those alternatives would have entailed the payment of commissions and fees to broker-dealers and would also have been dilutive to the Company's shareholders because the shares would have been sold to new investors at a discount to market. In contrast, the Offer will permit the Company to raise capital without paying commissions and fees to broker-dealers and will permit the shareholders who exercise their Rights to enjoy the price discount that might otherwise have been realized by new investors.

     Another purpose of the Offer is to raise sufficient capital to meet the criteria for the continued listing of the Company's Common Shares on Nasdaq. At September 30, 1996, the Company had $2,019,144 of cash on hand and total assets of $2,539,346. If the Company's total assets decline below the $2,000,000 minimum required by Nasdaq, the Common Shares could be delisted. The NASD has proposed new rules for continued Nasdaq listing that, if adopted, would require the Company to maintain net tangible assets (rather than total assets) of at least $2,000,000. Although the net tangible asset test of the proposed rules is more stringent than the current total asset test, the proposed rules would permit the continued listing of the Company's Common Shares without regard to the amount of its assets as long as the Company's market capitalization is at least $35,000,000. If the Company's Common Shares were delisted from Nasdaq, the Common Shares would continue to be listed on the Boston Stock Exchange so long as the Company maintains $1,000,000 of assets. However, delisting from Nasdaq could adversely affect the market price and liquidity of the Common Shares, to the detriment of shareholders. See "Risk Factors--Requirements for Continued Listing of Securities on Nasdaq."


The Subscription Price

     The Subscription Price for the Common Shares to be issued pursuant to the Rights is $20.00.

     The Company announced the Offer on December 5, 1996. The last reported sale price of the Common Shares on Nasdaq on December 5, 1996 and January 9, 1997, was $21.00 and $26.50, respectively.

Expiration of the Offer

     The Offer will expire at 5:00 p.m., New York City time, on February 4, 1997, the Expiration Date. Rights will expire on the Expiration Date and may not be exercised after that date.

Exercise of Rights

     Rights may be exercised by filling in and signing the reverse side of the Subscription Certificate which accompanies this Prospectus and mailing it in the envelope provided, or otherwise delivering the completed and signed Subscription Certificate to the Subscription Agent, together with payment for the Common Shares as described below under "Payment for Shares". Properly completed and executed Subscription Certificates must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date (unless payment is effected by means of a notice of guaranteed delivery as described below under "Payment for Shares") at the offices of the Subscription Agent at the address set forth below. Rights may also be exercised through a broker, who may charge the exercising Rights holder a servicing fee. A Record Date Shareholder who is issued fewer than ten rights may subscribe, at the Subscription Price, for one full Common Share. Fractional shares will not be issued, and Record Date Shareholders who, upon exercising their Rights, are left with fewer than ten Rights will not be able to exercise such remaining Rights.

     Signed   Subscription   Certificates,   accompanied   by   payment  of  the
Subscription Price, should be sent to American Stock Transfer & Trust Company (the "Subscription Agent"), by one of the methods described below:

(1)  BY MAIL OR BY HAND:

     American Stock Transfer & Trust Company
     40 Wall Street, 46th Floor
     New York, New York 10005

(2)  BY EXPRESS MAIL OR OVERNIGHT COURIER:

     American Stock Transfer & Trust Company
     Corporate Stock Transfer Department
     40 Wall Street
     New York, New York 10005

(3)  BY FACSIMILE (TELECOPIER):

     (718) 236-4588 or (718) 234-5001
     With a copy of the original Subscription Certificate to be sent by one of the methods described above. Confirm facsimile by telephone to (212) 921-8200.

              DO NOT SEND SUBSCRIPTION CERTIFICATES TO THE COMPANY.

     If a Rights holder does not indicate the number of Rights being exercised in the Primary Subscription, or does not deliver full payment of the
Subscription Price for the number of shares indicated as being subscribed through the exercise of Rights, then such Rights holder will be deemed to have exercised Rights to purchase the maximum number of Common Shares determined by dividing the total Subscription Price paid by the Subscription Price per share, but not in excess of the number of Common Shares such holder may purchase through the exercise of Rights in the Primary Subscription.

     If the Rights holder does not indicate the number of Rights being exercised or the number of shares such holder wishes to purchase through the
Over-Subscription Privilege, but submits payment for more shares than may be purchased through the exercise of such holder's Rights in the Primary Subscription, the excess payment received from such Rights holder will be deemed to be a subscription payment for a number of additional shares in the Over-Subscription Privilege determined by dividing the amount of such excess payment by the Subscription Price per share.

     All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights or subscriptions pursuant to the Oversubscription Privilege will be determined by the Company, whose determination will be final and binding. The Company in its sole discretion may waive any defect or irregularity, or may permit any defect or irregularity to be corrected, within such time as the Company may determine, or the Company may reject, in whole or in part, the purported exercise of any Right in the Primary Subscription or any subscription pursuant to the Oversubscription Privilege. Neither the Company nor the Subscription Agent will be under any duty or obligation to give any notification or to permit the cure of any defect or irregularity in connection with the submission of any Subscription Certificate, the exercise or attempt to exercise any Right or the Oversubscription Privilege, or the payment of the Subscription Price. Subscriptions through the exercise of Rights or the Oversubscription Privilege will not be deemed to have been received or accepted by the Company until all irregularities or defects have been waived by the Company or cured to the satisfaction of, and within the time allotted by, the Company in its sole discretion.

Over-Subscription Privilege

     Common Shares not sold by the Company through the exercise of Rights in the Primary Subscription will be offered, by means of the Over-Subscription Privilege, to the Record Date Shareholders who have exercised all exercisable Rights issued to them. The Over-Subscription Privilege may allow Record Date Shareholders to acquire more Common Shares than the number issuable upon the exercise of the Rights issued to them. Record Date Shareholders such as broker-dealers, banks, and other professional intermediaries who hold shares on behalf of clients, may participate in the Over-Subscription Privilege for the client if the client fully exercises all Rights attributable to him. Record Date Shareholders should indicate, on the Subscription Certificate which they submit with respect to the exercise of the Rights issued to them, how many Common Shares they are willing to acquire pursuant to the Over-Subscription Privilege. If sufficient Common Shares remain after the Primary Subscription, all over-subscriptions will be honored in full.

     If subscriptions for Common Shares through the Over-Subscription Privilege exceed the Common Shares available for sale after the Primary Subscription, the available Common Shares will be allocated among those who over-subscribe based on the number of Rights originally issued to them, so that the number of Common Shares issued to Record Date Shareholders who subscribe pursuant to the Over-Subscription Privilege will generally be in proportion to the number of Common Shares owned by them on the Record Date. The percentage of remaining Common Shares each over-subscribing Record Date Shareholder may acquire may be rounded up or down to result in delivery of whole shares. The allocation process may involve a series of allocations in order to assure that the total number of shares available for over-subscriptions is distributed on a pro rata basis. A Record Date Shareholder who is not allocated the full amount of shares that the holder subscribes for pursuant to the Over-Subscription Privilege will receive a refund of the Subscription Price paid by such holder for shares that are not allocated to and purchased by such holder. Such refund will be made by a check mailed by the Subscription Agent.

     If a Rights holder does not deliver full payment of the Subscription Price for the number of shares indicated as being subscribed through the exercise of the Oversubscription Privilege, then such Rights holder will be deemed to have exercised the Oversubscription Privilege to purchase the maximum number of Common Shares determined by dividing the total Subscription Price paid (in excess of the Subscription Price for the number of Common Shares such holder purchased through the exercise of Rights in the Primary Subscription) by the Subscription Price per share.

Payment for Shares

     Holders of Rights who wish to exercise their Rights or to acquire Common Shares pursuant to the Over-Subscription Privilege may choose between the following methods of payment:

     1. The Rights holder may send the Subscription Certificate together with payment for the Common Shares acquired on Primary Subscription and any additional Common Shares that the Right holder desires to acquire through the Over-Subscription Privilege (if the Rights holder is entitled to exercise the Over-Subscription Privilege) to the Subscription Agent. A subscription will be deemed accepted when payment, together with a properly completed and executed Subscription Certificate, is received by the Subscription Agent at its Corporate Stock Transfer Department. Such payment and properly completed and executed Subscription Certificate must be received by the Subscription Agent no later than 5:00 p.m., New York City time, on the Expiration Date. The Subscription Agent will deposit all checks received by it for the purchase of Common Shares into a segregated interest-bearing account of the Company (the interest from which will belong to the Company) pending proration and distribution of Common Shares. TO BE ACCEPTED, A PAYMENT PURSUANT TO THIS METHOD MUST BE IN U.S. DOLLARS BY MONEY ORDER OR CHECK DRAWN ON A BANK LOCATED IN THE UNITED STATES, MUST BE PAYABLE TO BIOTIME, INC., AND MUST ACCOMPANY A PROPERLY COMPLETED AND EXECUTED SUBSCRIPTION CERTIFICATE.

     2. Alternatively, a subscription will be accepted by the Subscription Agent if, prior to 5:00 p.m., New York City time, on the Expiration Date, the Subscription Agent has received a notice of guaranteed delivery by facsimile (telecopy) or otherwise from a bank, a trust company, or a New York Stock Exchange member guaranteeing delivery of (i) payment of the full

Subscription Price for the Common Shares subscribed for in the Primary Subscription and any additional Common Shares subscribed for pursuant to the Over-Subscription Privilege (for Record Date Shareholders), and (ii) a properly completed and executed Subscription Certificate. The Subscription Agent will not honor a notice of guaranteed delivery unless a properly completed and executed Subscription Certificate and full payment for the Common Shares is received by the Subscription Agent by the close of business on the third Business Day after the Expiration Date.

     A Rights holder will have no right to rescind a purchase after the Subscription Agent has received payment either by means of a notice of guaranteed delivery or a check.

     Nominees who hold Common Shares for the account of others, such as brokers, trustees or depositories for securities, should notify the respective beneficial owners of such Common Shares as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the Subscription Certificate and submit it to the Subscription Agent with the proper payment. In addition, beneficial owners of Common Shares or Rights held through such a nominee should contact the nominee and request the nominee to effect transactions in accordance with the beneficial owner's instructions.

Amendment, Extension or Termination of the Offer

     The Company reserves the right, in its sole discretion, to: (a) terminate the Offer prior to delivery of the Common Shares for which Rights holders have subscribed pursuant to the exercise of Rights in the Primary Subscription or the Oversubscription Privilege; (b) extend the Termination Date to a later date; (c) change the Record Date prior to the distribution of the Rights to shareholders or; (d) amend or modify the terms of the Offer. If the Company amends the terms of the Offer, an amended Prospectus will be distributed to holders of record of Rights and to holders of Rights who have previously exercised Rights. All holders of Rights who exercised their Rights prior to such amendment or within four business days after the mailing of the amended Prospectus will be given the opportunity to confirm the exercise of their Rights by executing and delivering a consent form.

     Any Rights holder who exercised Rights before or within four days after mailing of an amended Prospectus relating to an amendment of the Offer and who fails to deliver, in a proper and timely manner, a properly executed consent form will be deemed to have rejected the amended terms of the Offer and to have elected to revoke in full their exercise of the Rights and the Oversubscription Privilege. If a Rights holder's exercise of Rights is so revoked, the full amount of the Subscription Price paid by such Rights holder will be returned to the Rights holder.

     A Rights holder whose executed Subscription Certificate is received by the Subscription Agent more than four days after the mailing of an amended Prospectus will be deemed to have accepted the amended terms of the Offer in connection with the exercise of their Rights and the Oversubscription Privilege.

     If the Company elects to terminate the Offer before delivering the Common Shares for which Rights holders have subscribed, the Subscription Price paid will be returned by mail. Except for the obligation to return the Subscription Price paid by Rights holders who attempted to exercise their Rights, neither the Company nor the Subscription Agent will have any obligation or liability to a Rights holder or purchaser of Rights in the event of an amendment or termination of the Offer.

Delivery of Share Certificates

     Certificates representing Common Shares purchased pursuant to the Primary Subscription will be delivered to the purchasers as soon as practicable after the corresponding Rights have been validly exercised and full payment for such Common Shares has been received and cleared. Certificates representing Common Shares purchased pursuant to the Over-Subscription Privilege will be delivered to the purchaser as soon as practicable after the Expiration Date and after all allocations have been affected. It is expected that such certificates will be available for delivery three Business Days following the Expiration Date.

Subscription Agent

     The Subscription Agent is American Stock Transfer & Trust Company, which will receive for its administrative, processing, invoicing and other services as Subscription Agent, a fee estimated to be $25,000, and reimbursement for all out-of-pocket expenses related to the Offer. The Subscription Agent is also the Company's transfer agent and registrar. Questions regarding the Subscription Certificates should be directed to American Stock Transfer & Trust Company, 40 Wall Street, New York, New York, 10005 (telephone (718) 921-8200). Shareholders may also consult their brokers or nominees.

Sale of Rights

     The Rights evidenced by a Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single Subscription Certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee and to issue a new Subscription Certificate to the transferee evidencing such transferred Rights. In such event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the Record Date Shareholder or, if the Record Date Shareholder so instructs, to an additional transferee.

     Record Date Shareholders wishing to transfer all or a portion of their Rights should allow sufficient time prior to the Expiration Date for (i) the transfer instructions to be received and processed by the Subscription Agent;
(ii) a new Subscription Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the transferor with respect to retained Rights, if any; and (iii) the Rights evidenced by such new Subscription Certificate to be exercised or sold by the recipients. The Company and the

Subscription Agent shall have no liability to a transferee or transferor of Rights if Subscription Certificates are not received in time for exercise or sale prior to the Expiration Date.

     Except for the fees charged by the Subscription Agent (which will be paid by the Company), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferor of the Rights, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

     The  Company  anticipates  that the Rights will be  eligible  for  transfer through, and that the exercise of the Primary Subscription (but not the Over-Subscription Privilege) may be affected through, the facilities of The Depository Trust Company ("DTC"); Rights exercised through DTC are referred to as "DTC Exercised Rights". The holder of a DTC Exercised Right who was a Record Date Shareholder may exercise the Over-Subscription Privilege in respect of such DTC Exercised Right by properly executing and delivering to the Subscription Agent, at or prior to 5:00 p.m., New York City time, on the Expiration Date, a DTC Participant Over- Subscription Form, together with payment of the Subscription Price for the number of Common Shares for which the Over-Subscription Privilege is to be exercised. Copies of the DTC Participant Over-Subscription Form may be obtained from the Subscription Agent.

Federal Income Tax Consequences

     The U.S. Federal income tax consequences to holders of Common Shares with respect to the Offer will be as follows:

     1. The distribution of Rights will not result in taxable income nor will the holder realize taxable income as a result of the exercise of Rights.

     2. The basis of a Right will be (a) to a holder of Common Shares to whom it is issued, and who exercises or sells the Right (i) if the market value of the Right immediately after issuance is less than 15% of the market value of the Common Share with regard to which it is issued, zero (unless the holder elects, by filing a statement with his timely filed federal income tax return for the year in which the Rights are received, to allocate the basis of the Common Share between the Right and the Common Share based on their respective market values immediately after the Right is issued), and (ii) if the market value of the Right immediately after issuance is 15% or more of the market value of the Common Share with respect to which it is issued, a portion of the basis in the Common Share based upon the respective values of the Common Share and the Right immediately after the Right is issued; (b) to a holder of Common Shares to whom it is issued and who allows the Right to expire, zero; and (c) to anyone who purchases a Right in the market, the cost to acquire the Right.

     3. The holding period of a Right received by a holder of a Common Share includes the holding period of the Common Share.

     4. Any gain or loss on the sale of a Right will be treated as a capital gain or loss if the

Right is a capital asset in the hands of the seller. Such a capital gain or loss will be long-term or short-term, depending on how long the Right has been held, in accordance with paragraph 3 above. A Right issued with regard to a Common Share will be a capital asset in the hands of the person to whom it is issued if the Common Share was a capital asset in the hands of that person. If a Right is allowed to expire, there will be no loss realized unless the Right had been acquired by purchase, in which case there will be a loss equal to the basis of the Right.

     5. If a Right is exercised by the holder of Common Shares, the basis of the Common Share received will include the basis allocated to the Right and the amount paid upon exercise of the Right.

     6. If a Right is exercised, the holding period of the Common Share acquired begins on the date the Right is exercised.

     7. Gain recognized by a non-U.S. Shareholder on the sale of a Right will be taxed in the same manner as gain recognized on the sale of Common Shares.

     Proceeds from the sale of a Right may be subject to withholding of U.S. taxes at the rate of 31% unless the seller's certified U.S. taxpayer identification number (or certificate regarding foreign status) is on file with the Subscription Agent and the seller is not otherwise subject to U.S. backup withholding. The 31% withholding tax is not an additional tax. Any amount withhold may be credited against the seller's U.S. federal income tax liability.

     The foregoing is only a summary of the applicable federal income tax law and does not include any state or local tax consequences of this transaction. Record Date Shareholders and other Rights holders should consult their tax advisers concerning the tax consequences of the Offer.

Special Considerations

     As a result of the terms of the Offer, Record Date Shareholders who do not fully exercise their Rights should expect that they will, at the completion of the Offer, own a smaller proportional interest in the Company than would otherwise be the case.


                                 USE OF PROCEEDS

     The net proceeds received by the Company from the sale of 283,109 Common Shares in the Offer will be approximately $5,539,180, assuming that all of the Rights are exercised (which cannot be assured), and after deducting expenses of the Offer of approximately $123,000. The Company intends to use the net proceeds of the Offer as follows:

 Application                  Estimated Amount                 Percent of Total
 -----------                  ----------------                 ----------------
Research and Development      $ 2,769,590                      50%
Working Capital                 2,769,590                      50
                              ----------------                 --
Total                         $ 5,539,180                      100%
                              ================                 ====

     Research and Development. Proceeds allocated to research and development will be used to finance further testing of Hextend, PentaLyte and other blood substitute, plasma expander and organ preservation solutions being developed by the Company. When laboratory testing of a product has been completed, a portion of the proceeds allocated to research and development may also be used to commence clinical trials of that product. Proceeds allocated to research and development and working capital may be used to pay the costs of clinical trials of Hextend and other products.

     Working Capital. The Company intends to apply the balance of the proceeds of the Offer to working capital and general corporate purposes. The Company's management will have broad discretion with respect to the use of proceeds retained as working capital. Such proceeds may be used to defray overhead expenses and for future opportunities and contingencies that may arise. The Company expects that its general and administrative expenses will increase as it achieves progress in developing products and bringing them to market. For example, a portion of the proceeds allocated to working capital may be used to pay the salaries, benefits and fees to employees and consultants who assist in the preparation of applications to the FDA and foreign regulatory agencies and patent applications. The Company will incur additional expenses, including consulting fees, in preparing a New Drug Application for filing with the FDA to seek permission to market Hextend after the clinical trials are complete.

     The Company believes that the net proceeds from the Offer, plus the Company's present cash on hand will permit it to complete its Phase III clinical trial of Hextend and to continue its planned operations for a period of at least 24 months, assuming all of the Rights are exercised. Additional capital may be needed before or after that period of time to meet the cost of developing and conducting additional clinical trials.

     The foregoing table represents only an estimate of the allocation of the net proceeds of the Offer based upon the current state of the Company's product development program. The development of new medical products and technologies often involves complications, delays and costs that cannot be predicted, and may cause the Company to make a reallocation of proceeds among the categories shown above or to other uses. Although the Company is not presently a party to any agreement, arrangement or plan to acquire any assets or technology from a third party, the Company might determine that it is necessary or advantageous to make such an acquisition, or the Company might determine to concentrate its efforts and resources on the development and marketing of one or more specific products.

     Until used, the net proceeds of the Offer will be invested in  certificates
of  deposit,   United  States  government  securities  or  other  high  quality, short-term interest-bearing investments.

                            DESCRIPTION OF SECURITIES

Common Shares

     The Company's Articles of Incorporation currently authorize the issuance of up to 5,000,000 Common Shares, no par value, of which 2,831,084 shares were outstanding at December 27, 1996. The Common Shares are held by 1,041 persons based upon the share position listings for the Common Shares. Each holder of record is entitled to one vote for each outstanding Common Share owned by him on every matter properly submitted to the shareholders for their vote.

     Subject to the dividend rights of holders of any of the preferred shares that may be issued from time to time, holders of Common Shares are entitled to any dividend declared by the Board of Directors out of funds legally available for such purpose. The Company has not paid any cash dividends on its Common Shares, and it is unlikely that any cash dividends will be declared or paid on any Common Shares in the foreseeable future. Instead, the Company plans to retain its cash for use in financing its future operations and growth.

     Subject to the prior payment of the liquidation preference to holders of any preferred shares that may be issued, holders of Common Shares are entitled to receive on a pro rata basis all remaining assets of the Company available for distribution to the holders of Common Shares in the event of the liquidation, dissolution, or winding up of the Company. Holders of Common Shares do not have any preemptive rights to become subscribers or purchasers of additional shares of any class of the Company's capital stock.

Preferred Shares

     The Company's Articles of Incorporation currently authorize the issuance of up to 1,000,000 preferred shares, no par value. Preferred shares may be issued by the Company in one or more series, at any time, with such rights, preferences, privileges and restrictions as the Board of Directors may determine, all without further action of the shareholders of the Company. Any series of preferred shares which may be authorized by the Board of Directors in the future may be senior to and have greater rights and preferences than the Common Shares. There are no preferred shares presently outstanding and the Company has no present plan, arrangement or commitment to issue any preferred shares.

Transfer Agent and Registrar

     The Transfer Agent and Registrar for the Common Shares is American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005.

                                    WARRANTS

     This Prospectus also relates to 29,013 Common Shares issued by the Company upon exercise of certain warrants sold to Emanuel & Company, Inc. in connection with the underwriting of BioTime's initial public offering of Common Shares during March 1993 (the "Emanuel Warrants"), and 76,000 Common Shares issuable upon the exercise of certain warrants sold to H.J. Meyers & Co. Inc. (formerly Thomas James and Associates) in connection with the underwriting of a public offering of Common Shares during February 1994 (the "H.J. Meyers Warrants"). Holders of the H.J. Meyers Warrants may rely upon this Prospectus in connection with the purchase of Common Shares from the Company through the exercise of their warrants. The H.J. Meyers Warrants will expire unless exercised by 5:00 p.m. Eastern Standard Time on February 23, 1999.

H.J. Meyers Warrants

     The H.J. Meyers Warrants entitle the holders to purchase up to 76,000 Common Shares at an exercise price of $7.18 per share. The H.J. Meyers Warrants became exercisable on February 24, 1995 and will expire if not exercised by 5:00 p.m. Eastern Standard Time on February 23, 1999. The number of Common Shares issuable upon the exercise of the H.J. Meyers Warrants, and the exercise price per share, are subject to pro rata adjustment to prevent dilution in the event of a split-up, stock dividend, combination, or other recapitalization of the Company.

     The foregoing description of the H.J. Meyers Warrants is only a summary and is qualified in all respects to the full text of the form of H.J. Meyers Warrant, a copy of which is on file with the Company and the Securities and Exchange Commission.

Plan of Distribution

     In connection with the sale of the Emanuel Warrants and the H.J. Meyers Warrants, the Company agreed to register for sale under the Act the Common Shares issuable upon the exercise of the warrants. The Company is bearing all expenses of registering the Common Shares for sale under the Act and under applicable state securities laws, but the holders of the warrants will bear any and all commissions, fees, and discounts of brokers and dealers, and all transfer taxes and fees is connection with any sales of Common Shares. The Company has agreed to use its best efforts to keep the registration statement, of which this Prospectus is a part, effective for a period of up to 120 days.

     The following table presents certain information pertaining to the holders of Common Shares issued upon the exercise of the Emanuel Warrants and holders of the H.J. Meyers Warrants and is derived from the Company's stock transfer records and from information furnished to the Company by such holders.


                              Common                   Common
                              Shares               Shares Offered         Shares Owned
     Name                     Owned                    For Sale            After Sale
     ----                    -------               --------------         -------------
Eric D. Emanuel(1)           29,013                    29,013                   0

James Villa(2)                   0                     64,800                   0

Jerome Feldman(2)                0                     11,200                   0
------------------------------------

(1)  Includes  Common  Shares  issued  upon  the  exercise  of the  Emanuel
Warrants.

(2) The shares offered for sale include shares issuable upon the exercise of the H.J. Meyers Warrants. Excludes Common Shares owned by H.J. Meyers & Co., Inc. Mr. Villa is the President and principal shareholder of H.J. Meyers & Co., Inc., and Mr. Feldman is a Vice President of H.J. Meyers, & Co., Inc.

     The holders of the Common Shares and warrants shown in the preceding table may sell some or all of their Common Shares through the Nasdaq or the Boston Stock Exchange or otherwise at prices and on terms then prevailing, or at prices related to the then current market price, or in negotiated transactions. Such security holders of may sell some or all of their Common Shares in transactions involving broker-dealers who may act as agent or who may acquire Common Shares as principal. During such time as the H.J. Meyers Warrants are exercisable, broker-dealers also may acquire such warrants from the holders at prices based upon the difference between the then current market price of the Common Shares (or prices related to the then current market price of the Common Shares) and the exercise price of the warrants, but subject to discounts or selling concessions. Such broker-dealers may then exercise the warrants for their own accounts and sell the Common Shares as principals. Alternatively, broker-dealers may, subject to applicable laws and regulations pertaining to margin transactions, finance the exercise of the warrants by the holders and then purchase and sell as principals, or sell as agents, the Common Shares. Any broker-dealers participating in such transactions as agents may receive commissions from the holders of the Common Shares or warrants (and, if they act as agents for the purchasers of such Common Shares, from such purchasers). Usual and customary brokerage fees will be paid by the holders of Common Shares and warrants who are not broker-dealers. Broker-dealers may agree to sell a specified number of Common Shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the holders of the Common Shares or warrants,to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the holder of the Common Shares or warrants. Broker-dealers who acquire Common Shares as principals may thereafter resell such Common Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) through the Nasdaq or on the Boston Stock Exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Common Shares usual and customary commissions.

     Each holder of Common Shares or warrants shown in the preceding table has advised the Company that during such time as such he may be engaged in a distribution of the Common Shares, such person will: (a) not engage in any stabilization activity in connection with the Company's securities; (b) cause to be furnished to each broker through whom Common Shares included herein may be offered such copies of this Prospectus as may be required by such broker; and
(c) not bid for or purchase any securities of the Company or any rights to acquire the Company's securities, or attempt to induce any person to purchase any of the Company's securities or rights other than as permitted under the Securities Exchange Act of 1934. Such holders and any broker-dealers who participate in the sale of Common Shares may be deemed to be "underwriters" as defined in the Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers and, if any such broker-dealers purchase Common Shares as principals, any profits received on the resale of such Common Shares may be deemed to be underwriting discounts and commissions under the Act.

                                  LEGAL MATTERS

     The validity of the Rights and Common Shares will be passed upon for the Company by Lippenberger, Thompson, Welch & Soroko LLP, San Francisco, California. A member of Lippenberger, Thompson, Welch & Soroko LLP owns options to purchase 10,000 Common Shares.


                                     EXPERTS

     The financial statements of BioTime, Inc. as of June 30, 1995 and 1996 and for each of the three fiscal years in the period ended June 30, 1996 incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the year ended June 30, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph related to the development stage of the Company's operations), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company is delivering with this Prospectus a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 1996. The Form 10-K includes important information about the Company and should be carefully in read in its entirety by holders of Rights.

     The Company's Form 10-K for the fiscal year ended June 30, 1996, Form 10-Q for the three months ended September 30, 1996, and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by such Form 10-K are hereby incorporated into this Prospectus by reference. The Company will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference (not including exhibits). Such requests may be addressed to the Secretary of the Company at 935 Pardee Street, Berkeley, California 94710; Telephone: (510) 845-9535.




                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, for the registration of the securities offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information contained in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected, without charge, at the Office of the Securities and Exchange Commission, or copies of which may be obtained from the Commission in Washington, D.C. upon payment of the requisite fees. Statements contained in this Prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

CONTROL NUMBER      BIOTIME, INC.                  SUBSCRIPTION CERTIFICATE FOR

Expiration Date February 4, 1997                             SHARES
                                        SUBSCRIPTION PRICE U.S. $20.00 PER SHARE

                                                              CUSIP 09066L 11 3

                       SUBSCRIPTION CERTIFICATE FOR COMMON
               SHARES VOID IF NOT EXERCISED AT OR BEFORE 5:00 P.M.
            (NEW YORK TIME) ON FEBRUARY 4, 1997, THE EXPIRATION DATE.
                 THIS SUBSCRIPTION CERTIFICATE IS TRANSFERRABLE
           AND MAY BE COMBINED OR DIVIDED (BUT ONLY INTO SUBSCRIPTION
                CERTIFICATES EVIDENCING A WHOLE NUMBER OF RIGHTS)
                     AT THE OFFICE OF THE SUBSCRIPTION AGENT


THIS SUBSCRIPTION CERTIFICATE MAY BE USED TO SUBSCRIBE FOR
COMMON SHARES OR MAY BE ASSIGNED OR SOLD.  FULL INSTRUCTIONS
APPEAR ON THE BACK OF THIS SUBSCRIPTION CERTIFICATE.

REGISTERED OWNER:


     The registered owner of this Subscription Certificate, named above, or assignee, is entitled to the number of Rights to subscribe for Common Shares, no par value, of BioTime, Inc. shown above, in the ratio of one Common Share for each ten Rights held, pursuant to the Primary Subscription and upon the terms and conditions and at the price for each Common Share specified in the Prospectus dated January 10, 1997.


     If you subscribe for fewer than all the shares represented by this Subscription Certificate, the Subscription Agent will issue a new Subscription Certificate representing the balance of the unsubscribed Rights, provided that the Subscription Agent has received your properly completed and executed Subscription Certificate and payment prior to 5:00 p.m., New York time, on February 3, 1997. No new Subscription Certificate will be issued after that date.
IMPORTANT:  Complete appropriate form on reverse


DATE:  _______________, 199__


                                                     BIOTIME, INC.


-----------------------------           ----------------------------------
        SECRETARY                                    PRESIDENT

Countersigned:  American Stock Transfer & Trust Company (New York, N.Y.)
                Subscription Agent

                By: ___________________________________________________
                                    Authorized Signature



                                   APPENDIX A

                         Expiration Date: February 4, 1997

                   PLEASE COMPLETE ALL APPLICABLE INFORMATION

By Mail:                   By Hand:                   By Overnight Courier:
To: American Stock         To: American Stock         To: American Stock
Transfer & Trust Company   Transfer & Trust Company   Transfer & Trust Company
40 Wall Street             40 Wall Street, 46th Floor 40 Wall Street, 46th Floor
New York, New York 10005   New York, New York 10005   New York, New York 10005

    SECTION 1: TO SUBSCRIBE: I hereby irrevocably subscribe for the dollar amount of Common Shares indicated as the total of A and B below upon the terms and conditions specified in the Prospectus related hereto, receipt of which is acknowledged.

                TO SELL: If I have checked either the box on line C or the box on line D, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus. The check for the proceeds of sale will be mailed to the address of record.

    Please check |X| below:

 |_| A.  Primary Subscription ____________________ / 10 =
                              (Rights Exercised)

              .000      $  20.00                $
------------------  X   -------------------  =  ----------------------
(Shares Requested)      (Subscription Price)      (Amount Required)


 |_| B.  Over-Subscription Privilege

                   .000   $  20.00                 $                  (*)
  --------------------  X --------------------  =  ----------------------
   (Shares Requested)     (Subscription Price)       (Amount Required)

Amount of Check Enclosed or Amount in Notice of Guaranteed Delivery (total of A + B) = $
       ----------------

               Make check payable to the order of "BioTime, Inc."

            (*) The Over-Subscription Privilege can be exercised by Record Date Shareholders only, as described in the Prospectus.

    |_| C.  Sell any remaining unexercised Rights

    |_| D.  Sell all of my Rights.

      _______________________________________
       Signature of Subscriber(s)/Seller(s)

Please provide your telephone number              Day (___) ___________________
                                                Evening (___) _________________

Social Security Number or Tax ID Number: ______________________________________

       SECTION II: TO TRANSFER RIGHTS: (except pursuant to C and D above)

For value received, ________________________of the Rights represented by this Subscription Certificate are assigned to

  --------------------------------------------------------
    Social Security Number or Tax ID Number of Assignee

  --------------------------------------------------------
            (Print Full Name of Assignee)


  --------------------------------------------------------
      Signature(s) of Assignor(s)

  --------------------------------------------------------
    (Print Full Address including postal Zip Code)

    The signature(s) must correspond with the name(s) as written upon the face of this Subscription Certificate, in every particular, without alteration.

IMPORTANT: For Transfer, a Signature Guarantee must be provided by an eligible financial institution which is a participant in a recognized signature guarantee program.

    SIGNATURE GUARANTEED BY:

    ----------------------------------------------------------------------

PROCEEDS FROM THE SALE OF RIGHTS MAY BE SUBJECT TO WITHHOLDING OF U.S. TAXES UNLESS THE SELLER'S CERTIFIED U.S. TAXPAYER IDENTIFICATION NUMBER (OR CERTIFICATION REGARDING FOREIGN STATUS) IS ON FILE WITH THE SUBSCRIPTION AGENT AND THE SELLER IS NOT OTHERWISE SUBJECT TO U.S. BACKUP WITHHOLDING.

    |_| CHECK  HERE IF  RIGHTS  ARE  BEING  EXERCISED  PURSUANT  TO A NOTICE  OF
        GUARANTEED DELIVERY DELIVERED TO THE SUBSCRIPTION AGENT PRIOR TO THE DATE HEREOF AND COMPLETE THE FOLLOWING:

        NAME(S) OF REGISTERED OWNER(S):
        WINDOW TICKET NUMBER (IF ANY):
        DATE OF EXECUTION OF NOTICE OF GUARANTEED DELIVERY:
        NAME OF INSTITUTION WHICH GUARANTEED DELIVERY:

                                   APPENDIX B

                     [Form of Notice of Guaranteed Delivery]

            NOTICE OF GUARANTEED DELIVERY OF SUBSCRIPTION RIGHTS AND
                   THE SUBSCRIPTION PRICE FOR COMMON SHARES OF
                   BIOTIME, INC. SUBSCRIBED FOR IN THE PRIMARY
                SUBSCRIPTION AND THE OVER-SUBSCRIPTION PRIVILEGE


     As set forth in the Prospectus under "The Offer - Payment for Shares," this form or one substantially equivalent may be used as a means of effecting subscription and payment for all Common Shares of BioTime, Inc. subscribed for in the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent.

                           The Subscription Agent is:
                     American Stock Transfer & Trust Company


         By Mail:                                         By Facsimile:
American Stock Transfer & Trust Company                   (718) 234-5001
         40 Wall Street                                Confirm by Telephone
   New York, New York 10005                               (718) 234-2700

        By Hand:                                      Overnight Courier:
American Stock Transfer & Trust Company  American Stock Transfer & Trust Company
        40 Wall Street                              40 Wall Street, 46th Floor
        New York, New York 10005                     New York, New York 10005

          DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF
         INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS
              SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY

     The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of shares subscribed for (under both the Primary Subscription and the Over- Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery guaranteeing delivery of (i) payment in full for all subscribed shares and (ii) a properly completed and executed Subscription Certificate (which certificate and full payment must then be delivered by the close of business on the third business day after the Expiration Date, as defined in the Prospectus) to the Subscription Agent prior to 5:00 p.m., New York time, on the Expiration Date (February 4, 1997, unless extended). Failure to do so will result in a forfeiture of the Rights.

                                    GUARANTEE

     The undersigned, a member firm of the New York Stock Exchange or a bank or trust company, guarantees delivery to the Subscription Agent by the close of business (5:00 p.m., New York time) on the third Business Day after the Expiration Date (February 4, 1997, unless extended)of (A) a properly completed and executed Subscription Certificate and (B) payment of the full Subscription Price of shares subscribed for in the Primary Subscription and pursuant to the Over-Subscription Privilege, if applicable, as subscription for such Common Shares as indicated herein or in the Subscription Certificate.

  ---------------------------------------------
  Number of Common Shares subscribed for in the Primary Subscription for which you are guaranteeing delivery of Rights and payment

  ---------------------------------------------
  Number of Common Shares subscribed for
  pursuant to the Over-Subscription Privilege for which guaranteeing delivery of Rights and payment

Number of Rights to be delivered: _____________________________________________

Total Subscription Price payment to be
delivered:                       $_____________________________________________

Method of Delivery [circle one]                   A.  Through DTC
                                                  B.  Direct to Corporation

     Please note that if you are guaranteeing for Over-Subscription Shares, and are a DTC participant, you must also execute and forward to American Stock Transfer & Trust Company a Nominee Holder Over-Subscription Exercise Form.

----------------------------              -------------------------------------
Name of Firm                                        Authorized Signature

----------------------------              -------------------------------------
Address                                                 Title

----------------------------              -------------------------------------
Zip Code                                            (Type or Print)

--------------------------------------    -------------------------------------
Name of Registered Holder (If Applicable)

-----------------------------             -------------------------------------
Telephone Number                                          Date


* IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, A REPRESENTATIVE OF THE SUBSCRIPTION AGENT WILL PHONE YOU WITH A PROTECT IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.

   PLEASE NOTE THAT IF YOU ARE GUARANTEEING FOR OVER-SUBSCRIPTION SHARES AND ARE A DTC PARTICIPANT, YOU MUST ALSO EXECUTE AND FORWARD TO THE SUBSCRIPTION AGENT A NOMINEE HOLDER OVER-SUBSCRIPTION EXERCISE FORM.

                                   APPENDIX C

            [Form of Nominee Holder Over-Subscription Exercise Form]

                                  BIOTIME, INC.
                                 RIGHTS OFFERING
                 NOMINEE HOLDER OVER-SUBSCRIPTION EXERCISE FORM
                   PLEASE COMPLETE ALL APPLICABLE INFORMATION

By Mail:                  By Hand:                    By Overnight Courier:
To: American Stock        To: American Stock          To: American Stock
Transfer & Trust Company  Transfer & Trust Company    Transfer & Trust Company
40 Wall Street            40 Wall Street, 46th Floor  40 Wall Street, 46th Floor
New York, New York 10005   New York, New York 10005   New York, New York 10005

     THIS FORM IS TO BE USED ONLY BY NOMINEE HOLDERS TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE PRIMARY SUBSCRIPTION PRIVILEGE WAS EXERCISED AND DELIVERED THROUGH THE FACILITIES OF A COMMON DEPOSITORY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION CERTIFICATES.
                             ----------------------

     THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN BIOTIME'S PROSPECTUS DATED JANUARY 10, 1997 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BIOTIME.
----------------------

     VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK TIME, ON FEBRUARY 4, 1997, UNLESS EXTENDED BY BIOTIME (THE "EXPIRATION DATE").

1. The undersigned hereby certifies to the Subscription Agent that it is a participant in [Name of Depository] (the "Depository") and that it has either (i) exercised the Primary Subscription Right in respect to Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the Depository Account of BioTime, Inc., or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Primary Subscription Right and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such Depository Account of BioTime, Inc.

2. The undersigned hereby exercises the Over-Subscription Privilege to purchase, to the extent available, Common Shares and certifies to the Subscription Agent that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Primary Subscription Rights have been exercised.(*)

3. The undersigned understands that payment of the Subscription Price of $20.00 per share for each Common Share subscribed for pursuant to the Over- Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York time, on the Expiration Date, and represents that such payment, in the aggregate amount of $_________either (check appropriate box):

    |_| has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above or;
    |_|is being delivered to the Subscription Agent herewith or;
    |_|has been delivered separately to the Subscription Agent; and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):
    |_|uncertified check
    |_| certified check
    |_| bank draft


---------------------------------------------------
Depository Primary Subscription Confirmation Number

---------------------------------------------------
Depository Participant Number

---------------------------------------------------
Name of Nominee Holder

---------------------------------------------------
Address

---------------------------------------------------
City                    State             Zip Code
Contact Name _________________________________

Phone Number _________________________________

By: _______________________________________________

Name: _____________________________________________

Title:  ____________________________________________

Dated:                  , 1997


* PLEASE COMPLETE THE BENEFICIAL OWNER CERTIFICATION ON THE BACK HEREOF CONTAINING THE RECORD DATE POSITION OF PRIMARY RIGHTS OWNED, THE NUMBER OF PRIMARY SHARES SUBSCRIBED FOR AND THE NUMBER OF OVER- SUBSCRIPTION SHARES, IF APPLICABLE, REQUESTED BY EACH SUCH OWNER.

                                  BIOTIME, INC.
                         BENEFICIAL OWNER CERTIFICATION


     The undersigned, a bank, broker or other nominee holder of Rights ("Rights") to purchase Common Shares, no par value ("Common Shares"), of BioTime, Inc. (the "Company") pursuant to the Rights offering (the "Offer") described and provided for in the Company's Prospectus dated January 10, 1997 (the "Prospectus") hereby certifies to the Company and to American Stock Transfer & Trust Company, as Subscription Agent for such Offer, that for each numbered line filled in below the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line in the Primary Subscription (as defined in the Prospectus), and such beneficial owner wishes to subscribe for the purchase of additional Common Shares pursuant to the Over-Subscription Privilege (as defined in the Prospectus), in the amount set forth in the third column of such line:

                                                Number of Rights Exercised
                                                     In the Primary
             Record Date Shares                       Subscription

1)  ___________________________________     ____________________________________
2)  ___________________________________     ____________________________________
3)  ___________________________________     ____________________________________
4)  ___________________________________     ____________________________________
5)  ___________________________________     ____________________________________
6)  ___________________________________     ____________________________________
7)  ___________________________________     ____________________________________
8)  ___________________________________     ____________________________________
9)  ___________________________________     ____________________________________
10) ___________________________________     ____________________________________

      Number of Shares Requested
            Pursuant to the
      Over-Subscription Privilege
1)  ___________________________________
2)  ___________________________________
3)  ___________________________________
4)  ___________________________________
5)  ___________________________________
6)  ___________________________________
7)  ___________________________________
8)  ___________________________________
9)  ___________________________________
10) ___________________________________



-----------------------------------      --------------------------------------
    Name of Nominee Holder                    Depository Participant Number


-----------------------------------      --------------------------------------
Name:                                        Depository Primary Subscription
Title:                                           Confirmation Number(s)

Dated:             , 1997

                             ---------------------

                             ---------------------
No dealer, salesperson or other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this Prospectus. This Prospectus does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of the Company or the facts herein set forth since the date hereof.


                                  BIOTIME, INC.



                            283,109 Common Shares
                          Issuable Upon the Exercise of
                               Subscription Rights


                                TABLE OF CONTENTS

Prospectus Summary............................................................3
Risk Factors..................................................................8
The Offer....................................................................15
Use of Proceeds..............................................................24
Description of Securities....................................................26
Warrants.....................................................................27
Legal Matters................................................................30
Experts......................................................................30
Incorporation of Certain Information
   by Reference..............................................................30
Additional Information.......................................................30
Form of Subscription Certificate.....................................Appendix A
Form of Notice of
   Guaranteed Delivery...............................................Appendix B
Form of Nominee Holder Over-Subscription
   Exercise Form.....................................................Appendix C


                                  -------------
                                   PROSPECTUS
                                  -------------



                                 January 10, 1997





---------------------

---------------------

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

          The estimated expenses of the Registrant in connection with the issuance and distribution of the securities being registered hereby are as follows:

Registration Fee-Securities and Exchange Commission   ...............$.1,984.02
NASD Listing Fee.......................................................3,000.00
Boston Stock Exchange Listing Fee......................................1,500.00
Printing and Engraving Expenses.......................................13,200.00
Accounting Fees.......................................................20,000.00
Legal Fees............................................................50,000.00
Blue Sky Expenses......................................................5,000.00
Subscription Agent ...................................................25,000.00
Miscellaneous Expenses.................................................3,315.98
       Total........................................................$123,000.00
                                                                      ==========


Item 15.  Indemnification of Directors and Officers.

          Section 317 of the California Corporations Code permits indemnification of directors, officers, employees and other agents of corporations under certain conditions and subject to certain limitations. In addition, Section 204(a)(10) of the California Corporations Code permits a corporation to provide, in its articles of incorporation, that directors shall not have liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty, subject to certain prescribed exceptions. Article Four of the Articles of Incorporation of the Registrant (Exhibit 3(a)) contains provisions for the indemnification of directors, officers, employees and other agents within the limitations permitted by Section 317 and for the limitation on the personal liability of directors permitted by Section 204(b)(10), subject to the exceptions required thereby.

Item 16.  Exhibits and Financial Statement Schedules.

Exhibit
Numbers           Description

4.1     Specimen of Common Share Certificate.+

4.2     Form of Underwriter's Warrant.#

4.3     Form of Underwriter's Warrant.*

4.4     Form of Subscription Certificate. ++

5       Opinion of Counsel**

23.1    Consent of Deloitte & Touche LLP++

23.2    Consent of Counsel (included in Exhibit 5)++

+ Incorporated by reference to Registration Statement on Form S-1, File Number 33-44549 filed with the Securities and Exchange Commission on December 18, 1991, and Amendment No. 1 and Amendment No. 2 thereto filed with the Securities and Exchange Commission on February 6, 1992 and March 7, 1992, respectively.

# Incorporated by reference to Registration Statement on Form S-1, File Number 33-48717 and Post-Effective Amendment No. 1 thereto filed with the Securities and Exchange Commission on June 22, 1992, and August 27, 1992, respectively.

* Incorporated by reference to Registration Statement on Form S-1, File Number 33-73256 filed with the Securities and Exchange Commission on December 22, 1993, and Amendment No.1 thereto filed with the Securities and Exchange Commission on February 24, 1994.

++ Filed herewith.


Item 17.  Undertakings.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

 The undersigned registrant hereby undertakes:

 (1) To file during any period in which offers or sales are made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

 (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 The undersigned undertakes that:

 (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.


 (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California on January 9, 1997.

                                                         BIOTIME, INC.


                                                  By  /s/ Paul E. Segall
                                                      ----------------------
                                                      Paul E. Segall, President


Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



         Signature                          Title                                       Date
         ---------                          -----                                       ----

/s/ Paul E. Segall
-------------------------------
Paul E. Segall, Ph.D.               President, Chief Executive Officer and              January 9, 1997
                                    Director (Principal Executive Officer)

/s/ Harold D. Waitz
-------------------------------
Harold D. Waitz, Ph.D.              Vice President and Director                         January 9, 1997


/s/ Hal Sternberg
-------------------------------
Hal Sternberg, Ph.D.                Vice President and Director                         January 9, 1997


/s/ Victoria Bellport
-------------------------------
Victoria Bellport                   Chief Financial Officer and                         January 9, 1997
                                    Director (Principal Financial and
                                    Accounting Officer)
/s/ Judith Segall
-------------------------------
Judith Segall                       Vice President, Corporate Secretary                 January 9, 1997
                                    and Director

/s/ Ronald S. Barkin
-------------------------------
Ronald S. Barkin                    Director                                            January 9, 1997
